Exhibit 10.16

FIRST AMENDMENT TO

CONSULTING AGREEMENT

This First Amendment to Consulting Agreement (“Amendment”) is made as of _________________, 2010, by and between Resource Exchange of America Corporation, a Florida corporation (hereinafter referred to as the “Company”), with an office at 27 Fletcher Avenue, Sarasota, Florida 34237, and Morningstar Corporate Communications, a Panama corporation (hereinafter referred to as the “Consultant”) with an office located at Suite 7265, Apartado 0830-00200, Panama, Rep de Panama.

WHEREAS, on June 23, 2010, the Company and Consultant entered into a Consulting Agreement (the “Original Agreement”) memorializing the terms and conditions of a business relationship between the Consultant and Company;

WHEREAS, the Company and Consultant now desire to enter into this Amendment in order to amend section five (5) of the Original Agreement regarding compensation and payment of expenses and to hereby amend the terms due thereunder;

WHEREAS, in order to accomplish the foregoing, the Parties have agreed to amend the Original Agreement in part;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the consideration set forth in the Original Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant hereby amend the Original Agreement as follows:

SECTION 1.

Definitions; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Original Agreement.

SECTION 2.

Amendment of the Original Agreement.

(a)

Section 5 of the Original Agreement is hereby amended to read in its entirety as follows:

Company agrees to pay Consultant's sum of three thousand two hundred dollars ($3,200USD) per month during the term of this Agreement, with the payments due on or before the 23rd of each month. Such payments to Consultant shall not begin until the Company has secured a minimum of two hundred fifty thousand dollars ($250,000USD) in new investments, including any new loans, equity sales, convertible notes or other financing (the "New Investment"). A New Investment shall include only those investments that have been actually funded and received by the Company after September 20, 2010.  Consultant is not entitled to any back pay that may have accrued under the terms of the Original Agreement.  Company shall have no other obligation to Consultant for payment.

Company may pay performance bonuses not yet negotiated for Consultant’s work.

Company agrees to pay for all costs and expenses incurred associated with its employees' working with the Consultant and its representatives, including lodging, meals, and travel as necessary.

Company agrees to pay directly any other business entities that are introduced by the Consultant, after prior agreement of the Company, to be retained as service providers to assist in the goal of making the investing public knowledgeable about the benefits of stock ownership in the Company.

SECTION 3.

No Further Amendment. Except as expressly modified by this Amendment, all of the terms and conditions of the Original Agreement shall remain in full force and effect.

SECTION 4.

Effect of Amendment. From and after the execution of this Amendment by the parties hereto, any reference to the Original Agreement shall be deemed a reference to the Original Agreement as amended hereby.

SECTION 5.

Captions.  The captions of the various sections of this Amendment have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any provision of this Amendment or the Original Agreement or affect the construction thereof.

SECTION 6.

Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.

IN WITNESS WHEREOF, this Amendment to Consulting Agreement has been executed by the parties this ______ day of September, 2010.

Resource Exchange of America Corporation

By: _____________________________________

Dana Pekas – President and CEO

Morningstar Corporate Communications

By: _____________________________________

Chris Dove – President